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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  __________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  August 8, 2000


                             NewsEdge Corporation
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

           Delaware                   0-26540               04-3016142
------------------------------      -----------         ------------------
(State or Other Jurisdiction        (Commission           (IRS Employer
      of Incorporation)             File Number)        Identification No.)

              80 Blanchard Road, Burlington, Massachusetts  01803
    -----------------------------------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)



       Registrant's telephone number, including area code: (781) 229-3000
                                                           --------------
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ITEM 5.  OTHER EVENTS.

   On August 4, 2000, the Company consummated a sale of 868,234 shares of its Common Stock for an aggregate purchase price of approximately $1,845,000. The sale was accomplished by a private placement of the Common Stock primarily to officers, directors and affiliates of the Company. In connection with the private placement, the Company also issued warrants to purchase approximately 492,000 shares of Common Stock with an exercise price of $4.00 per share.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements.
     --------------------

       None.

(b)  Pro Forma Financial Information.
     -------------------------------

       The Company's Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000, reflecting the transaction described in this report, is included as Exhibit 99.1 to this report and is incorporated herein by reference.

(c) Exhibits.
    --------

EXHIBIT NO.     DESCRIPTION
----------      -----------
99.1            Unaudited Pro Forma Condensed Consolidated
                Balance Sheet as of June 30, 2000

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                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          NEWSEDGE CORPORATION



Dated: August 8, 2000     By: /s/ Ronald Benanto
                              ------------------
                              Ronald Benanto
                              Chief Financial Officer

                                       3
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                                 EXHIBIT INDEX


99.1              Pro Forma Condensed Consolidated Balance
                  Sheet as of June 30, 2000